Exhibit 99.1

Orion Group Holdings Inc. Announces Interim Chief Operating Officer Will Conclude Role

Effective February 29, 2020

HOUSTON, February 20, 2020 (GLOBE NEWSWIRE) -- Orion Group Holdings, Inc. (NYSE: ORN) (the “Company”) a leading specialty construction company, today announced Mr. Austin Shanfelter will conclude his role as Interim Chief Operating Officer effective February 29, 2020.

Mr. Shanfelter was appointed Interim Chief Operating Officer (COO) on March 26, 2019, to assist with the implementation of the Company’s Invest, Scale, and Grow (ISG) initiative under its Process Improvement Plan, which has been substantially completed, while the Company conducted a search.  After he concludes his role as Interim COO on February 29, 2020, Mr. Shanfelter will resume functioning as an independent member of the Company’s Board of Directors and will be eligible to serve as a member of the various committees of the Board.

“We have spent the past 10 months imbedding our ISG initiative processes within each of our divisions,” said Mr. Shanfelter.  “Mark has assembled a great team to lead the Company into the future.  The work we have done has led to improving results and sets us up for continued improvement as we move ahead.”

“Austin brought his wealth of knowledge and experience to bear during his time as Interim COO,” said Mark Stauffer, Orion Group Holdings’ President and Chief Executive Officer. “He played a key role in driving a recommitment to our operating performance expectations and a reinforcement of a high level of accountability throughout our organization. Going forward, the Company will operate with separate senior operations executives over its marine and concrete segments.”

About Orion Group Holdings

Orion Group Holdings, Inc., a leading specialty construction company serving the infrastructure, industrial and building sectors, provides services both on and off the water in the continental United States, Alaska, Canada and the Caribbean Basin through its marine segment and its concrete segment. The Company’s marine segment provides construction and dredging services relating to marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging, design, and specialty services. Its concrete segment provides turnkey concrete construction services including pour and finish, dirt work, layout, forming, rebar, and mesh across the light commercial, structural and other associated business areas. The Company is headquartered in Houston, Texas with regional offices throughout its operating areas.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or

'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, outlook, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start date, anticipated revenues, and contract options which may or may not be awarded in the future.  Forward looking statements involve risks, including those associated with the Company's fixed price contracts that impacts profits, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, levels and predictability of government funding or other governmental budgetary constraints and any potential contract options which may or may not be awarded in the future, and are the sole discretion of award by the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company’s Annual Report on Form 10-K, filed on March 27, 2019, which is available on its website at www.oriongroupholdingsinc.com or at the SEC’s website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

CONTACT:INVESTOR RELATIONS COUNSEL:

Orion Group Holdings Inc.The Equity Group Inc.

Robert Tabb, Vice President & CFOFred Buonocore, CFA

(713) 852-6500(212) 836-9607

www.oriongroupholdingsinc.com

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